Exhibit 12.1

Digital Realty Trust, Inc.

Statement of Computation of Ratios (1)

(in thousands, except ratios)

	Six months ended June 30,		Year ended December 31,
	2010	2009	2009	2008	2007	2006	2005
Income from continuing operations before noncontrolling interests	$45,488	$42,392	$91,234	$67,918	$22,546	$24,890	$24,460
Interest expense	64,064	41,432	88,442	63,621	67,054	50,598	35,381
Interest within rental expense	1,263	1,440	2,633	2,619	1,971	680	147
Noncontrolling interests in consolidated joint ventures	82	(74)	(140)	(335)	—	—	—

Earnings available to cover fixed charges	$110,897	$85,190	$182,169	$133,823	$91,571	$76,168	$59,988
Fixed charges:
Interest expense	$64,064	$41,432	$88,442	$63,621	$67,054	$50,598	$35,381
Interest within rental expense(2)	1,263	1,440	2,633	2,619	1,971	680	147
Capitalized interest	4,418	5,219	9,196	18,351	12,264	4,028	279

Fixed Charges	69,745	48,091	100,271	84,591	81,289	55,306	35,807

Ratio of earnings to fixed charges	1.59	1.77	1.82	1.58	1.13	1.38	1.68

(1)	All numbers presented in this exhibit exclude 7979 East Tufts Avenue (sold July 2006), 100 Technology Center Drive (sold in March 2007) and 4055 Valley View Lane (sold in March 2007).
(2)	Interest within rental expense represents one-third of rental expense (the approximate portion of rental expense representing interest).

Digital Realty Trust, L.P.

Statement of Computation of Ratios (1)

(in thousands, except ratios)

	Six months ended June 30,		Year ended December 31,
	2010	2009	2009	2008	2007	2006	2005
Income from continuing operations before noncontrolling interests	$45,488	$42,392	$91,234	$67,918	$22,546	$24,890	$24,460
Interest expense	64,064	41,432	88,442	63,621	67,054	50,598	35,381
Interest within rental expense	1,263	1,440	2,633	2,619	1,971	680	147
Noncontrolling interests in consolidated joint ventures	82	(74)	(140)	(335)	—	—	—

Earnings available to cover fixed charges	$110,897	$85,190	$182,169	$133,823	$91,571	$76,168	$59,988
Fixed charges:
Interest expense	$64,064	$41,432	$88,442	$63,621	$67,054	$50,598	$35,381
Interest within rental expense(2)	1,263	1,440	2,633	2,619	1,971	680	147
Capitalized interest	4,418	5,219	9,196	18,351	12,264	4,028	279

Fixed Charges	69,745	48,091	100,271	84,591	81,289	55,306	35,807

Ratio of earnings to fixed charges	1.59	1.77	1.82	1.58	1.13	1.38	1.68

(1)	All numbers presented in this exhibit exclude 7979 East Tufts Avenue (sold July 2006), 100 Technology Center Drive (sold in March 2007) and 4055 Valley View Lane (sold in March 2007).
(2)	Interest within rental expense represents one-third of rental expense (the approximate portion of rental expense representing interest).